UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2026

Accendra Health, Inc.

(Exact name of registrant as specified in its charter)

Virginia	001-09810	54-1701843
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4435 Waterfront Drive, Suite 300, Glen Allen, Virginia	23060
(Address of principal executive offices)	(Zip Code)

Post Office Box 27626,
Richmond, Virginia	23261-7626
(Mailing address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (804) 277-4304

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $2 par value per share	ACH	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 11, 2026, Accendra Health, Inc. (the “Company”) entered into a Commitment and Consent Letter (the “Commitment Letter”) with certain institutions that are (a)(i) holders of the Company’s 4.500% Senior Notes due 2029 (the “2029 Notes”) and 6.625% Senior Notes due 2030 (the “2030 Notes” and, together with the 2029 Notes, the “Existing Notes”), collectively holding approximately all of the outstanding principal amount of the 2029 Notes and approximately 83% of the outstanding principal amount of the 2030 Notes as of May 11, 2026 and (ii) lenders under the Company’s existing Term Loan Credit Agreement (as defined below) (collectively, the “Commitment and Consenting Parties” and each, a “Commitment and Consenting Party”), (b) certain lenders under the Company’s existing Term Loan Credit Agreement consenting solely with respect to the Term B-1 Term Loan Consent (as defined below) (the “Term B-1 Term Loan Consenting Parties”) and (c) all lenders under the Company’s Existing Revolving Credit Facility Agreement (as defined below) (the “Revolving Lender Commitment Parties” and, together with the Commitment and Consenting Parties and the Term B-1 Term Loan Consenting Parties, collectively, the “Commitment Parties”).

The Commitment Letter relates to (I) the Company’s agreement (a) to offer $326.25 million in aggregate principal amount of newly issued 9.000% Senior Secured First Lien Notes due 2032 (the “First Lien Notes,” such notes issued for cash the “New Money First Lien Notes” and such offer, the “New Money Notes Issuance”) and (b) conduct the Exchange Offers and the Consent Solicitations (each as defined below); and (II) the agreement, subject to certain customary conditions, of (a) certain of the Commitment and Consenting Parties (the “Backstop Parties”) to purchase on the early settlement date of the Offers: (ii) their agreed percentage of an aggregate principal amount of $261.0 million of the New Money First Lien Notes, at a price equal to par and (ii) up to an additional $65.25 million of New Money First Lien Notes, at a price equal to par, to the extent such amount is not purchased in the New Money Notes Issuance by holders of the 2029 Notes who are not Backstop Parties, subject to the consummation of the Exchange Offers and Consent Solicitations and satisfaction of certain other conditions, in exchange for the payment of a 3.50% cash fee to the Backstop Parties on all of the New Money First Lien Notes and (b) each Commitment and Consenting Party to tender all of its Existing Notes in the Exchange Offers and deliver its consent in respect thereof in the Consent Solicitation.

In the Exchange Offers and Consent Solicitations, the Company has agreed to: (I) make offers to each eligible holder of the Existing Notes (x) to exchange (each, an “Exchange Offer,” collectively, the “Exchange Offers” and together with the New Money Notes Issuance, the “Offers”) any and all outstanding Existing Notes for: (a) in the case of holders of the 2029 Notes who are not Backstop Parties that have elected to participate in the New Money Notes Issuance (the “New Money Participants”) and the Backstop Parties, prior to the early exchange time, First Lien Notes and newly issued 9.750% Senior Secured Second Lien Notes due 2033 (the “Second Lien Notes” and, together with the First Lien Notes, the “New Notes”) at a specified exchange price, (b) in the case of (i) all other eligible holders of the 2029 Notes who are not New Money Participants or Backstop Parties and (ii) eligible holders of the 2030 Notes, the Second Lien Notes at a specified exchange price; and (II) solicit consents (the “Consent Solicitations” and together with the Offers, the “Offers and Consent Solicitations”) from holders of the Existing Notes to certain proposed amendments (the “Proposed Amendments”) to the indentures governing the Existing Notes (the “Existing Notes Indentures”) to eliminate substantially all of the affirmative and negative covenants, eliminate certain events of default, modify covenants regarding mergers and consolidations and modify or eliminate certain other provisions contained in the Existing Notes Indentures, including provisions relating to defeasance. The Offers and Consent Solicitations will be consummated on the terms set forth in a confidential offering memorandum and consent solicitations statement (the “Offering Memorandum”) to be provided to holders of the Existing Notes.

Pursuant to the Commitment Letter, each Revolving Lender Commitment Party has committed to provide on the early settlement date of the Offers, subject to certain customary conditions, its applicable portion of a $300.0 million new revolving credit facility (the “New Revolving Credit Facility”) due in 2030, subject to a springing maturity of 91 days inside intervening maturities of certain indebtedness in excess of $25.0 million in aggregate principal amount, which will be documented either pursuant to an amendment to the Company’s existing revolving credit agreement (the “Existing Revolving Credit Facility”) or a new revolving credit agreement. The obligations of the Revolving Lender Commitment Parties to provide the New Revolving Credit Facility are subject to certain customary conditions.

Pursuant to the Commitment Letter, the Term B-1 Term Loan Consenting Parties and, to the extent applicable, Commitment and Consenting Parties, have committed to consent to (i) a waiver of the mandatory prepayment provisions set forth in that certain term loan credit agreement, dated March 29, 2022, by and among, inter alios, the Company and JPMorgan Chase Bank, N.A. as administrative agent (as amended, restated or supplemented from time to time, the “Term Loan Credit Agreement”) in relation to certain asset sales with an aggregate amount of net cash proceeds equal to $400.0 million, (ii) the Transactions, including the issuance of the First Lien Notes and Second Lien Notes and the granting of the liens in connection therewith, (iii) conforming the affirmative and negative covenants set forth in the Term Loan Credit Agreement (including with respect to covenants, “baskets”, exceptions, thresholds and qualifiers) to those to be set forth in the New Revolving Credit Facility Agreement, and (iv) certain amendments to the intercreditor arrangements applicable to the Term Loan Credit Agreement (collectively, the “Term B-1 Term Loan Consent”). The obligations of the required lenders to provide the Term B-1 Term Loan Consent is subject to certain customary conditions. The Term B-1 Term Loan Consent will be made pursuant to an amendment to the Term Loan Credit Agreement to be dated as of the early settlement date of the Offers.

The transactions contemplated by the Commitment Letter, including (i) the consummation of the Offers and Consent Solicitations; (ii) the entry into supplemental indentures to the Existing Notes Indentures to effectuate the Proposed Amendments; (iii) the entry into the New Revolving Credit Facility, (iv) the entry into the Term B-1 Term Loan Consent; and (v) the use of proceeds from the New Money Notes Issuance, together with cash on hand, to repay outstanding borrowings under the term “A” facility and the Existing Revolving Credit Facility, are referred to as the “Transactions.”

The Commitment Letter includes representations, warranties, covenants and closing conditions customary for agreements of this type. The Commitment Letter will, among other circumstances, terminate on the earlier of the final closing date with respect to the Transactions and June 30, 2026.

The foregoing description of the Commitment Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Commitment Letter, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

The Company is furnishing an investor presentation attached hereto as Exhibit 99.1 pursuant to Item 7.01 of Form 8-K. The investor presentation includes certain information previously shared with the Commitment Parties during the course of the discussions preceding the execution of the Commitment Letter. In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), except as shall be expressly set forth by specific reference in such a filing.

Cautionary Note Regarding the Offers and Consent Solicitations

The Offers and Consent Solicitations are subject to the satisfaction or waiver of a number of conditions. The Company reserves the right, in its sole discretion, to amend the terms of the Offers and Consent Solicitations. The Offers and Consent Solicitations may not be completed as contemplated or at all. If the Company is unable to complete the Offers and Consent Solicitations or any other alternative transactions, on favorable terms or at all, due to market conditions or otherwise, its financial condition could be materially adversely affected.

This Current Report on Form 8-K is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote, consent or approval in any jurisdiction in connection with the Offers and Consent Solicitations, or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. In particular, this Current Report on Form 8-K is not an offer of securities for sale into the United States. The New Notes to be offered in the Offers have not been registered under the Securities Act or any state securities laws, and unless so registered, the New Notes may not be offered or sold in the United States or to any U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements regarding our expectations regarding the proposed Transactions, the future performance and financial results of the Company’s business and other non-historical statements. Some of these statements can be identified by terms and phrases such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “predicts,” “intends,” “trends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. The Company cautions readers of this communication that such “forward looking statements,” wherever they occur in this Current Report on Form 8-K or in other statements attributable to the Company, are necessarily estimates reflecting the judgment of the Company’s senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the “forward-looking statements.”

Factors that could cause the Company’s actual results to differ materially from those expressed or implied in such forward-looking statements include, but are not limited to: the occurrence of any event, change or other circumstances that could give rise to the termination of the Commitment Letter; the failure to satisfy other conditions to completion of the proposed Transactions; risks related to disruption of management’s attention from the Company’s ongoing business operations due to the proposed Transactions; the effect of the announcement of the proposed Transactions on the Company’s relationships with its customers, suppliers and other third parties, as well as its operating results and business generally; the risk that the proposed Transactions will not be consummated in a timely manner; exceeding the expected costs of the Transactions; and risks related to the Commitment Parties’ committed financing.

Additional factors that could cause the Company’s actual outcomes or results to differ materially from those described in the forward-looking statements can be found in the “Risk Factors” sections of our most recent Annual Report on Form 10-K for the period ended December 31, 2025, as such factors may be further updated from time to time in the Company’s other filings with the SEC. These reports are or will be accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this Current Report on Form 8-K and in the Company’s filings with the SEC. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Commitment and Consent Letter dated as of May 11, 2026, by and among the Company and the Commitment Parties*

99.1	Investor Presentation dated May 2026 (furnished pursuant to Item 7.01)

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document)

*	Schedules and Exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby agrees to supplementally furnish to the SEC upon request any omitted schedule or exhibit.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ACCENDRA HEALTH, INC.

Date: May 11, 2026	By:	/s/ Heath H. Galloway
	Name:	Heath H. Galloway
	Title:	Executive Vice President, General Counsel and Corporate Secretary